EXHIBIT 10.1

SUNCOKE ENERGY, INC.
LONG-TERM CASH INCENTIVE PLAN
(Effective as of January 1, 2016)

I.	Purpose
The SunCoke Energy, Inc. Long-Term Cash Incentive Plan (the “LTIP”) is designed to provide for performance-based cash-settled awards to selected key employees.

II.	Definitions
The following words and phrases shall have the meanings set forth below:
2.1.    “Affiliate” means any corporation that together with the Company constitutes an affiliated group of corporations as described in Section 1504 of the Internal Revenue Code (without regard to Section 1504(b) thereof).
2.2.    “Award” means a cash incentive award granted pursuant to the LTIP.
2.3.    “Award Agreement” means the written agreement between the Company and Participant that specifies the terms and conditions of the Award not inconsistent with the terms and conditions of the LTIP, as the Committee shall determine.
2.4.    “Change in Control” means the occurrence of any of the following events:
(a)    The acquisition by any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company, or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (c)(i), (c)(ii) and (c)(iii) of this definition.
(b)    Individuals who, as of the date that the Plan becomes effective, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.
(c)    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries, in each case unless, following such business combination:
(i)    all or substantially all of the individuals and entities that were the beneficial owners of the then outstanding Common Stock and the then outstanding Company voting securities immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such business combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the assets of the Company, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such business combination of the then outstanding Common Stock and the then outstanding Company voting securities, as the case may be;
(ii)    no person (excluding any corporation resulting from such business combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such business combination or any of their respective subsidiaries) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such business combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the business combination; and
(iii)    at least a majority of the members of the board of directors of the corporation resulting from such business combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such business combination; or
(d)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
2.5.    “Committee” means the Compensation Committee of the Board of Directors of the Company.
2.6.    “Company” means SunCoke Energy, Inc., a Delaware corporation.
2.7.    “Just Cause” means, unless otherwise defined in an Award Agreement, as determined by the Committee:

(a)    the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company and its Affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board of Directors or the Chief Executive Officer that specifically identifies the manner in which the Board of Directors or the Chief Executive Officer believes that the Participant has not substantially performed the Participant’s duties;
(b)    indictment of the Participant for a felony in connection with the Participant’s employment duties or responsibilities to the Company and its Affiliates that is not quashed within six months;
(c)    conviction of Participant of a felony;
(d)    willful conduct by the Participant in connection with the Participant’s employment duties or responsibilities to the Company and its Affiliates that is gross misconduct (including, but not limited to, dishonest or fraudulent acts) and places the Company and its Affiliates at risk of material injury; or
(e)    the Participant’s failure to comply with a policy of the Company and its Affiliates that places the Company and its Affiliates at risk of material injury.
For purposes of this Section 2.7, no act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. In addition, for purposes of this Section 2.7, “injury” shall include, but not be limited to, financial injury and injury to the reputation of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.
2.8.    “LTIP” means this SunCoke Energy, Inc. Long-Term Cash Incentive Plan, as amended from time to time.
2.9.    “Participant” means each individual described in Article IV of the LTIP.
2.10.    “Performance Goal” means the performance metric(s) designated by the Committee that must be attained during a Performance Period as a condition of the Participant’s receipt of payment with respect to an Award.
2.11.    “Performance Period” means a three-year period beginning on each January 1 as designated by the Committee.
2.12.    “Qualifying Termination” means, unless otherwise defined in an Award Agreement, with respect to the employment of any Participant who is a participant in the

SunCoke Energy, Inc. Special Executive Severance Plan, a “Qualifying Termination” as defined in such plan, and with respect to the employment of any other Participant, the following:
(a)    a termination of employment by the Company within 24 months after a Change in Control, other than for Just Cause, death or permanent disability; or
(b)    a termination of employment by the Participant within 24 months after a Change in Control for one or more of the following reasons:
(i)    the assignment to such Participant of any duties inconsistent in a way significantly adverse to such Participant, with such Participant’s positions, duties, responsibilities and status with the Company and its Subsidiaries immediately prior to the Change in Control, or a significant reduction in the duties and responsibilities held by the Participant immediately prior to the Change in Control, in each case except in connection with such Participant’s termination of employment by the Company for Just Cause;
(ii)    a reduction by the Company in the Participant’s combined annual base salary and guideline (target) bonus as in effect immediately prior to the Change in Control; or
(iii)    the Company requires the Participant to be based anywhere other than the Participant’s present work location or a location within 35 miles from the present location; or the Company requires the Participant to travel on Company business to an extent substantially more burdensome than such Participant’s travel obligations during the period of 12 consecutive months immediately preceding the Change in Control;
provided, however, that in the case of any such termination of employment by a Participant under this subparagraph (b), such termination shall not be deemed to be a Qualifying Termination unless (x) Participant has notified the Company in writing describing the occurrence of one or more such events within 60 days of such occurrence, (y) the Company fails to cure such event within 30 days after its receipt of such written notice and (z) the termination of employment occurs within 120 days after the occurrence of such event.

III.	Administration
The LTIP shall be administered by the Committee, which shall have full power and authority to construe, interpret and administer the LTIP, and make such determinations and take such action in connection with or in relation to the LTIP as it deems necessary. Each determination made by the Committee shall be final, binding and conclusive for all purposes and upon all persons. The Committee may rely conclusively on the determinations made by the Company’s independent public accountants with respect to matters within their expertise.

IV.	Eligibility
Any employee of the Company or an Affiliate designated by the Committee is eligible to participate in the LTIP with respect to a Performance Period.

V.	Awards
The Committee may in its discretion grant Awards under the LTIP to Participants. An Award shall consist of a commitment by the Company to distribute at the time specified in, and in accordance with the terms of, the applicable Award Agreement, a cash amount described in the Award Agreement. Each Award shall be subject to such terms and conditions as the Committee may determine at the time of grant, the general provisions of the LTIP and the terms and conditions set forth in the Award Agreement, including vesting provisions and such other conditions, restrictions or contingencies, as determined by the Committee and described in the Award Agreement.

VI.	Adjustment
In the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Committee shall make such adjustments as are necessary and appropriate to preserve the benefits or intended benefits of the LTIP and Awards granted thereunder.

VII.	Effective Date; Amendment or Termination
7.1.    Effective Date. The LTIP shall be effective for Performance Periods beginning on and after January 1, 2016.
7.2    Amendment of the LTIP; Amendment of Awards.
(a)    The Committee may amend, alter, or discontinue the LTIP, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to any outstanding Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code or accounting rules.
(b)    The Committee may unilaterally amend the terms of any outstanding Award, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the LTIP or Award to comply with applicable law or accounting rules.

VIII.	Miscellaneous
8.1.    Nontransferability. Except as provided below, each Award granted to a Participant shall not be transferable by the Participant other than by will or the laws of descent and distribution.
8.2.    No Right to Employment. Neither the action of the Company in establishing the LTIP, nor any action taken by it or by the Committee under the provisions hereof, nor any provision of the LTIP, shall be construed as giving to any Participant the right to be retained in the employ of the Company or its Affiliates.

8.3.    Offsets. The Company may offset against any payments to be made to a Participant or his/her beneficiary under the LTIP any amounts owing to the Company or Affiliates from the Participant for any reason.
8.4.    Unfunded Status. Nothing in the LTIP shall obligate the Company to set aside funds to pay for the Awards determined hereunder, or to pay Awards under the LTIP.
8.5.    Governing Law. The validity, construction and effect of the LTIP or any incentive payment payable under the LTIP shall be determined in accordance with the laws of the State of Delaware.
8.6.    Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the LTIP to a Participant, net of any applicable federal, state and local taxes required to be paid or withheld. The Company shall have the right to withhold from wages, Award payments or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes.
8.7.    Successors. The LTIP shall be binding upon and inure to the benefit of the Company and its successors and assigns.